Cloudera Reports First Quarter Fiscal Year 2020 Financial Results

PALO ALTO, Calif. June 5, 2019 — Cloudera, Inc. (NYSE: CLDR), the enterprise data cloud company, reported results for its first quarter of fiscal year 2020 ended April 30, 2019. Total revenue for the first quarter was $187.5 million, and subscription revenue was $154.8 million. Annualized recurring revenue grew 21% year-over-year.

“We continue to make substantial progress toward our goal of delivering the industry’s first enterprise data cloud, designed for powerful analytics across hybrid and multi-cloud environments with common security and governance,” said Tom Reilly, chief executive officer, Cloudera. “Our enterprise customers are excited about extending their analytic workloads to the public cloud through Cloudera Data Platform, which will be available this summer. While some customers in the first quarter elected to postpone renewal and expansion of their agreements in anticipation of the new platform’s release, affecting our full year outlook, this customer feedback and enthusiasm validates demand for enterprise data cloud solutions in our target market. Customers are benefiting from our offerings today, solving complex data management and analytic use cases spanning the Edge to AI, and we look forward to helping them accelerate their journey to the cloud with Cloudera Data Platform.”

All numbers reported for prior periods are presented for Cloudera on a standalone basis since the merger with Hortonworks, Inc. closed on January 3, 2019, and, as such, there is no comparative year-over-year financial information for the combined company.

GAAP loss from operations for the first quarter of fiscal 2020 was $103.8 million, compared to a GAAP loss from operations of$51.7 million for the first quarter of fiscal 2019.

Non-GAAP loss from operations for the first quarter of fiscal 2020 was $34.7 million, compared to a non-GAAP loss from operations of $25.7 million for the first quarter of fiscal 2019.

Operating cash flow for the first quarter of fiscal 2020, which includes $25.0 million of merger-related payments, was $11.5 million, compared to operating cash flow of $24.4 million for the first quarter of fiscal 2019.

GAAP net loss per share for the first quarter of fiscal 2020 was $0.38 per share, based on weighted-average shares outstanding of 271.4 million shares, compared to a GAAP net loss per share of $0.36 per share for the first quarter fiscal 2019, based on weighted-average shares outstanding of 146.7 million shares. See financial statement tables below for additional information regarding historical and forward-looking stock-based compensation expenses and shares outstanding.

Non-GAAP net loss per share for the first quarter of fiscal 2020 was $0.13 per share, based on weighted-average shares outstanding of 271.4 million shares, compared to a non-GAAP net loss per share of $0.18 per share for the first quarter of fiscal 2019, based on weighted-average shares outstanding of 146.7 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non‑GAAP Financial Measures.

As of April 30, 2019, the company had total cash, cash equivalents, marketable securities and restricted cash of $547.5 million.

Recent Business and Financial Highlights

Today, we separately announced the planned retirement of Chief Executive Officer, Tom Reilly, and the appointment of Martin Cole, Chairman of the Board, as interim Chief Executive Officer.

First Quarter Fiscal 2020:

•	Annualized recurring revenue was $672.0 million, representing 21% year-over-year growth

•	Non-GAAP subscription gross margin for the quarter was 85%

•	Operating cash flow was $11.5 million, including $25.0 million of merger-related payments

•	Customers with annualized recurring revenue greater than $100,000 were 929

•	Expanded partnership with IBM to include all Cloudera product offerings and to add services

•
Brought to market two new products: Cloudera Edge Management, an edge management solution for IoT and streaming data, and Cloudera Flow Management, a no-code, high-scale data ingestion, and management solution

Business Outlook

The outlook for the second quarter of fiscal 2020, ending July 31, 2019, is:

•	Total revenue in the range of $180 million to $183 million

•	Subscription revenue in the range of $155 million to $157 million

•	Non-GAAP net loss per share in the range of $0.11 to $0.08 per share

•	Weighted-average shares outstanding of approximately 274 million shares

The outlook for fiscal 2020, ending January 31, 2020, is:

•	Annualized recurring revenue growth of 0% to 10%

•	Total revenue in the range of $745 million to $765 million

•	Subscription revenue in the range of $635 million to $645 million

•	Operating cash flow in the range of negative $95 million to negative $75 million, including $59 million of non-recurring merger-related payments

•	Non-GAAP net loss per share in the range of $0.32 to $0.28 per share

•	Weighted-average shares outstanding of approximately 280 million shares

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its first quarter of fiscal 2020 results and the outlook for its second quarter of fiscal 2020 and full year fiscal 2020 at 2:00 PM. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Number: +1-833-231-7247

•	Participant International Number: +1-647-689-4091

•	Conference ID: 2193887

About Cloudera

At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. Cloudera delivers an enterprise data cloud for any data, anywhere, from the Edge to AI. Powered by the relentless innovation of the open source community, Cloudera advances digital transformation for the world’s largest enterprises. Learn more at cloudera.com.

Connect with Cloudera

About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera and LinkedIn: linkedin.com/cloudera/
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including statements about our short-term and long-term goals and targets, including the timing of the release of the Cloudera Data Platform, expectations regarding the acceptance by our enterprise customers of enterprise data cloud and the Cloudera Data Platform, and our “Business Outlook” for our second quarter of fiscal 2020 and our full year fiscal 2020 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), and in our other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited and audited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP gross margins, non-GAAP subscription gross margins, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, historical and forward-looking non-GAAP net loss per share, and adjusted annualized recurring revenue. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), and amortization of acquired intangible assets from the Cloudera unaudited condensed consolidated statement of operations. In addition, we use non-GAAP weighted-average shares outstanding to calculate non-GAAP net loss per share. This non-GAAP measure includes the impact of anti-dilutive restricted stock units and stock options outstanding, on a weighted basis.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Annualized Recurring Revenue
Annualized recurring revenue (“ARR”) is a non-GAAP performance metric, which we will use to assess the health and trajectory of our business. ARR equals the annualized value of all recurring subscription contracts with active entitlements as of the end of the period, including pre-merger Hortonworks contracts. ARR excludes non-recurring partner revenue, subscription revenue with certain related parties, custom engineering and premium add-on support.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2019	2018 (As Adjusted)*
Revenue:
Subscription	$154,838	$86,763
Services	32,630	16,696
Total revenue	187,468	103,459
Cost of revenue:(1) (2)
Subscription	29,337	15,807
Services	31,896	17,544
Total cost of revenue	61,233	33,351
Gross profit	126,235	70,108
Operating expenses:(1) (2)
Research and development	64,173	43,664
Sales and marketing	119,383	61,810
General and administrative	46,432	16,336
Total operating expenses	229,988	121,810
Loss from operations	(103,753)	(51,702)
Interest income, net	3,291	1,807
Other income (expense), net	233	(1,121)
Net loss before provision for income taxes	(100,229)	(51,016)
Provision for income taxes	(2,901)	(1,306)
Net loss	$(103,130)	$(52,322)
Net loss per share, basic and diluted	$(0.38)	$(0.36)
Weighted-average shares used in computing net loss per share, basic and diluted	271,352	146,678

* As adjusted to reflect the impact of the full retrospective adoption of Topic 606.

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended April 30,
	2019	2018
Cost of revenue – subscription	$3,819	$2,548
Cost of revenue – services	4,260	2,474
Research and development	17,841	9,861
Sales and marketing	13,364	6,079
General and administrative	9,587	4,404
Total stock‑based compensation expense	$48,871	$25,366

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended April 30,
	2019	2018
Cost of revenue – subscription	$2,910	$622
Sales and marketing	17,250	35
Total amortization of acquired intangible assets	$20,160	$657

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenue)
(unaudited)

	Three Months Ended April 30,
	2019	2018 (As Adjusted)*
Revenue:
Subscription	83%	84%
Services	17	16
Total revenue	100	100
Cost of revenue:(1) (2)
Subscription	16	15
Services	17	17
Total cost of revenue	33	32
Gross profit	67	68
Operating expenses:(1) (2)
Research and development	34	42
Sales and marketing	64	60
General and administrative	25	16
Total operating expenses	123	118
Loss from operations	(56)	(50)
Interest income, net	2	2
Other income (expense), net	—	(1)
Net loss before provision for income taxes	(54)	(49)
Provision for income taxes	(1)	(1)
Net loss	(55)%	(50)%

* As adjusted to reflect the impact of the full retrospective adoption of Topic 606.

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended April 30,
	2019	2018
Cost of revenue – subscription	2%	3%
Cost of revenue – services	2	2
Research and development	10	10
Sales and marketing	7	6
General and administrative	5	4
Total stock-based compensation expense	26%	25%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended April 30,
	2019	2018
Cost of revenue – subscription	2%	1%
Sales and marketing	9	—
Total amortization of acquired intangible assets	11%	1%

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2019	January 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$107,362	$158,672
Marketable securities, current	337,283	322,005
Accounts receivable, net	146,009	242,980
Contract assets	5,355	4,824
Deferred costs	36,877	32,100
Prepaid expenses and other current assets	27,121	38,281
Total current assets	660,007	798,862
Property and equipment, net	26,546	27,619
Marketable securities, non-current	99,474	56,541
Intangible assets, net	659,166	679,326
Goodwill	587,336	586,456
Deferred costs, non-current	31,896	36,913
Restricted cash	3,352	3,367
Operating lease right-of-use assets	231,983	—
Other assets	10,474	7,559
TOTAL ASSETS	$2,310,234	$2,196,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,322	$8,185
Accrued compensation	44,648	53,590
Other contract liabilities, current	12,055	17,177
Other accrued liabilities	22,267	24,548
Operating lease liabilities, current	25,650	—
Deferred revenue, current	375,691	390,965
Total current liabilities	485,633	494,465
Operating lease liabilities, non-current	218,043	—
Deferred revenue, non-current	97,419	116,604
Other contract liabilities, non-current	1,174	1,296
Other liabilities	4,615	22,209
TOTAL LIABILITIES	806,884	634,574
STOCKHOLDERS’ EQUITY:
Common stock	14	13
Additional paid-in capital	2,755,408	2,711,340
Accumulated other comprehensive loss	300	(42)
Accumulated deficit	(1,252,372)	(1,149,242)
TOTAL STOCKHOLDERS’ EQUITY	1,503,350	1,562,069
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,310,234	$2,196,643

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2019	2018 (As Adjusted)*

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(103,130)	$(52,322)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,631	2,392
Stock-based compensation expense	48,871	25,366
Accretion and amortization of marketable securities	(925)	15
Amortization of deferred costs	9,652	6,563
Loss (gain) on disposal of fixed assets	415	(20)
Changes in assets and liabilities:
Accounts receivable	95,496	65,840
Contract assets	(531)	2,845
Prepaid expenses and other assets	9	8,167
Deferred costs	(9,412)	(4,530)
Accounts payable	(2,605)	(121)
Accrued compensation	(12,530)	(14,627)
Accrued expenses and other liabilities	(28)	821
Other contract liabilities	(5,244)	233
Operating lease liabilities	(11,079)	—
Deferred revenue	(32,130)	(16,259)
Net cash provided by operating activities	11,460	24,363
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities and other investments	(196,453)	(114,243)
Proceeds from sale of marketable securities and other investments	9,271	13,256
Maturities of marketable securities and other investments	129,998	114,213
Capital expenditures	(2,693)	(4,214)
Net cash (used in) provided by investing activities	(59,877)	9,012
CASH FLOWS FROM FINANCING ACTIVITIES
Taxes paid related to net share settlement of restricted stock units	(7,797)	(906)
Proceeds from employee stock plans	5,949	7,081
Net cash (used in) provided by financing activities	(1,848)	6,175
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,060)	(381)
Net (decrease) increase in cash, cash equivalents and restricted cash	(51,325)	39,169
Cash, cash equivalents and restricted cash — Beginning of period	162,039	61,299
Cash, cash equivalents and restricted cash — End of period	$110,714	$100,468

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$1,882	$1,161
Cash paid for operating lease liabilities	$11,079	$—
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in accounts payable and other accrued liabilities	$49	$1,706
Right-of-use assets obtained in exchange of lease obligations	$4,161	$—

* As adjusted to reflect the impact of the full retrospective adoption of Topic 606.

Cloudera, Inc.
Three Months Ended April 30, 2019
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$29,337	$(3,819)	$(2,910)	$22,608
Subscription gross margin	81%	2%	2%	85%
Cost of revenue- Services	31,896	(4,260)	—	27,636
Services gross margin	2%	13%	—%	15%
Gross profit	126,235	8,079	2,910	137,224
Total gross margin	67%	4%	2%	73%
Research and development	64,173	(17,841)	—	46,332
Sales and marketing	119,383	(13,364)	(17,250)	88,769
General and administrative	46,432	(9,587)	—	36,845
Loss from operations	(103,753)	48,871	20,160	(34,722)
Operating margin	(55)%	26%	11%	(19)%
Net loss	(103,130)	48,871	20,160	(34,099)
Net loss per share, basic and diluted	$(0.38)	$0.18	$0.07	$(0.13)

Cloudera, Inc.
Three Months Ended April 30, 2018
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$15,807	$(2,548)	$(622)	$12,637
Subscription gross margin	82%	3%	1%	85%
Cost of revenue- Services	17,544	(2,474)	—	15,070
Services gross margin	(5)%	15%	—%	10%
Gross profit	70,108	5,022	622	75,752
Total gross margin	68%	5%	1%	73%
Research and development	43,664	(9,861)	—	33,803
Sales and marketing	61,810	(6,079)	(35)	55,696
General and administrative	16,336	(4,404)	—	11,932
Loss from operations	(51,702)	25,366	657	(25,679)
Operating margin	(50)%	25%	1%	(25)%
Net loss	(52,322)	25,366	657	(26,299)
Net loss per share, basic and diluted	$(0.36)	$0.17	$—	$(0.18)

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

•
Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

Cloudera, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

	Fiscal 2020
(in millions)	Q2	FY
GAAP net loss	($97) - ($89)	($361) - ($349)
Stock-based compensation expense (*)	47	193
Amortization of acquired intangible assets	20	78
Non-GAAP net loss	($30) - ($22)	($90) - ($78)

(*) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Michelle Lazzar
press@cloudera.com
+1 (888) 789-1488